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                                                                     EXHIBIT 4.2




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                                 GLASSTECH, INC.

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

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                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 2, 1997

                                       to

                                    INDENTURE

                            Dated as of July 2, 1997

                                 by and between

                          GLASSTECH SUB CO., as Issuer

                                       and

               UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                            ------------------------


                                  $70,000,000

                          12 3/4% Senior Notes Due 2004

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                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----

                                    ARTICLE I

                 ASSUMPTION OF OBLIGATIONS OF GLASSTECH SUB CO.

Section 1.01.  Assumption .................................................2

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

Section 2.01.  Terms Defined ..............................................2
Section 2.02.  Indenture ..................................................2
Section 2.03.  Governing Law ..............................................2
Section 2.04.  Successors .................................................3
Section 2.05.  Multiple Counterparts ......................................3
Section 2.06.  Effectiveness ..............................................3
Section 2.07.  Trustee Disclaimer .........................................3


SIGNATURES.................................................................4






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         FIRST SUPPLEMENTAL INDENTURE dated as of July 2, 1997, by and between
GLASSTECH, INC., a Delaware corporation ("GLASSTECH"), and UNITED STATES TRUST COMPANY OF NEW YORK (the "TRUSTEE").

         WHEREAS, GLASSTECH SUB CO., a Delaware corporation (the "COMPANY"), heretofore executed and delivered to the Trustee an Indenture dated as of July 2, 1997 (the "INDENTURE"), providing for the issuance of $70,000,000 aggregate principal amount of the Company's 12 3/4% Senior Notes Due 2004 (the "NOTES"); and

         WHEREAS, there have been issued and are now outstanding under the Indenture, Notes in the aggregate principal amount of $70,000,000; and

         WHEREAS, in connection with the merger of the Company with and into Glasstech pursuant to an Agreement and Plan of Merger dated as of June 5, 1997, the Company has been merged with and into Glasstech and in connection therewith, Glasstech has assumed, by operation of law, all of the Company's debts, liabilities, duties and obligations, including the Company's obligations in respect of the Notes and under the Indenture; and

         WHEREAS, Glasstech desires by this First Supplemental Indenture, to expressly assume the covenants, agreements and undertakings of the Company in the Indenture and under the Notes; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of Glasstech; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:
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                                    ARTICLE I

                 ASSUMPTION OF OBLIGATIONS OF GLASSTECH SUB CO.

         Section 1.01. ASSUMPTION. Glasstech hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of the Company in the Indenture as if Glasstech had been the original issuer of the Notes, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking in each Note outstanding on the date of this First Supplemental Indenture and any Notes delivered hereafter. Any Notes delivered after the date of this First Supplemental Indenture, including Notes delivered in substitution or exchange for any outstanding Notes, as provided in the Indenture, may be executed and delivered by Glasstech in its own name, with such notations, legends or endorsements required by law, stock exchange rules or usage, and each such Note shall constitute the obligation of Glasstech.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.01. TERMS DEFINED. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         Section 2.02. INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

         Section 2.03. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture, provided that such jurisdiction shall be non-exclusive.


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         Section 2.04. SUCCESSORS. All agreements of Glasstech in this First
Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 2.05. MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         Section 2.06. EFFECTIVENESS. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 8.06 of the Indenture.

         Section 2.07. TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by his First Supplemental Indenture and agrees to execute the trust created by the Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Glasstech, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof,
(ii) the proper authorization hereof by Glasstech by corporate action or otherwise, (iii) the due execution hereof by Glasstech, (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.


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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                              GLASSTECH, INC.

                                              By: /s/ Mark D. Christman
                                                 ------------------------------
                                                 Name: Mark D. Christman
                                                 Title: President

Attest: /s/ Kenneth H. Wetmore
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                                              UNITED STATES TRUST COMPANY OF
                                                    NEW YORK, as Trustee

                                              By: /s/ Cynthia Chaney
                                                 -------------------------------
                                                 Name: Cynthia Chaney
                                                 Title: Assistant Vice President